Exhibit 10.5

INDEMNITY AGREEMENT

THIS AGREEMENT is made and entered into this                  day of                 , 2004 by and between Leadis Technology, Inc., a Delaware corporation (the “Corporation”), and              (“Agent”).

RECITALS

WHEREAS, Agent performs a valuable service to the Corporation in              capacity as              of the Corporation;

WHEREAS, the stockholders of the Corporation have adopted bylaws (the “Bylaws”) providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (the “Code”);

WHEREAS, the Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Agent to continue to serve as              of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Agent;

NOW, THEREFORE, in consideration of Agent’s continued service as              after the date hereof, the parties hereto agree as follows:

AGREEMENT

1. Services to the Corporation. Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as              of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Agent may at any time and for any reason resign from such position (subject to any contractual obligation that Agent may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Agent in any such position.

2. Indemnity of Agent.

(a) Third Party Actions. The Corporation hereby agrees to hold harmless and indemnify Agent if Agent is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that Agent is or was a director, officer, employee or agent of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, or by reason of anything done or not done by Agent in any such capacity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Agent in connection with such action, suit or proceeding if Agent acted in good faith and in a manner Agent reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Agent’s conduct was unlawful.

(b) Derivative Actions. The Corporation hereby agrees to hold harmless and indemnify Agent if Agent was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Corporation or any subsidiary of the Corporation to procure a judgment in its favor by reason of the fact that Agent is or was a director, officer, employee or agent of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, or by reason of anything done or not done by Agent, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Agent in connection with the defense or settlement of such action or suit if Agent acted in good faith and in a manner Agent reasonably believed to be in or not opposed to the best interests of the Corporation and its stockholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Agent shall have been finally adjudicated by court order or judgment to be liable to the Corporation in the performance of Agent’s duty to the Corporation and its stockholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Agent is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c) Interpretation of Scope of Indemnity. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of expenses to the Agent to the fullest extent now or hereafter permitted by applicable law, except as expressly limited herein.

3. Limitations on Indemnity. No indemnity shall be paid by the Corporation:

(a) for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(b) on account of any claim against Agent for an accounting or disgorgement of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law providing for, or regulatory action regarding, an accounting or disgorgement of profits;

(c) if indemnification is not lawful (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication);

(d) in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 8 hereof.

4. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible proceeding, by reason of the fact that Agent was serving in the capacity referred to herein.

5. Partial Indemnification. Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses that Agent becomes legally obligated to pay in connection with any proceeding referred to in Section 2 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

6. Notification and Defense of Claim. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement. With respect to any such proceeding as to which Agent notifies the Corporation of the commencement thereof:

(a) the Corporation will be entitled to participate therein at its own expense;

(b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent shall have reasonably concluded, and so notified the Corporation, that there is an actual conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent’s separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

(c) the Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action or claim except that it shall not settle any action or claim in any manner which would impose any non-monetary penalty or limitation on Agent without Agent’s written consent, which may be given or withheld in Agent’s sole discretion.

7. Expenses.

(a) The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all reasonable expenses incurred by Agent in connection with such proceeding upon receipt of an undertaking (in a form acceptable to the Corporation) by or on behalf of Agent to repay said amounts if it shall be determined ultimately that Agent is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code or otherwise.

(b) To the extent Agent has been successful on the merits or otherwise in defense of any proceeding referred to in Section 2 of this Agreement or in the defense of any claim, issue or matter described therein, the Corporation shall indemnify Agent against expenses actually and reasonably incurred by Agent in connection with the investigation, defense or appeal of such proceeding, or such claim, issue or matter, as the case may be.

(c) Notwithstanding the foregoing, no advance shall be made by the Corporation to Agent (except by reason of the fact that Agent is or was a director of the Corporation in which event this paragraph shall not apply) in any proceeding if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that Agent acted in bad faith or in a manner that Agent did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal proceeding that Agent acted without reasonable cause to believe that his or her conduct was lawful.

8. Enforcement.

(a) Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting such claim. In any action brought by Agent to enforce any right to indemnification or advances granted by this Agreement, the burden of proving that the Agent is not entitled to be indemnified or to such advancement of expenses under this Agreement shall be on the Corporation.

(b) It shall be a defense to any action brought to enforce a claim for indemnification hereunder (other than an action brought to enforce a claim for expenses pursuant to Section 7 in connection with any action, suit or proceeding in advance of its final disposition, provided that the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in Section 3 hereof. In connection with any action brought to enforce a claim by Agent for advances pursuant to Section 7 (except by reason of the fact that Agent is or was a director of the Corporation), the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that Agent acted in bad faith or in a manner that Agent did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal proceeding that Agent acted without reasonable cause to believe that his or her conduct was lawful.

(c) Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made, prior to the commencement of such enforcement action, a determination that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the enforcement action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

9. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

10. Non-Exclusivity of Rights. The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.

11. Survival of Rights.

(a) The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent’s heirs, executors and administrators.

(b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

12. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Bylaws, the Code or any other applicable law.

13. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

14. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

15. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

16. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

17. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a) If to Agent, at the address indicated on the signature page hereof.

(b) If to the Corporation, to:

 Leadis Technology, Inc.

 474 Potrero Avenue, Suite A

 Sunnyvale, CA 94085-4117

or to such other address as may have been furnished to Agent by the Corporation.

18. Certain Definitions. For purposes of this Agreement:

(a) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative.

(b) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

19. IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

LEADIS TECHNOLOGY, INC.

By:

Title:

AGENT

Address: